EXHIBIT 10.38
THIRD AMENDMENT TO CONSTRUCTION LOAN AGREEMENT
This Third Amendment to Construction Loan Agreement is dated as of the 15th day of November, 2007, and is by and between RED TRAIL ENERGY, LLC, a North Dakota limited liability company (“BORROWER”), and FIRST NATIONAL BANK OF OMAHA (“BANK”), a national banking association established at Omaha, Nebraska.
WHEREAS, the BANK, and BORROWER executed a written Construction Loan Agreement dated as of December 16, 2005 (“AGREEMENT”).
Now, Therefore, in consideration of the AGREEMENT, and, their mutual promises made herein, BANK and BORROWER agree as follows:
1.	Terms which are typed herein as all capitalized words and are not defined herein shall have same meanings as when described in the AGREEMENT.

2.	Effective immediately, Section 6.23 of the AGREEMENT is amended to read:

6.2.3 The BORROWER shall determine, at each fiscal year end following COMPLETION DATE, the amount of its EXCESS CASH FLOW for said fiscal year, and at the time of delivery of the audited financial statements required by 6.1.1 of this AGREEMENT, pay to BANK, the lesser of (i) twenty percent (20%) of such sum, or (ii) $4,000,000.00, to be applied to the outstanding principal amount of VARIABLE RATE NOTE, and after VARIABLE RATE NOTE is repaid, to LONG TERM REVOLVING NOTE to reduce the principal balance, if any, and after LONG REVOLVING NOTE is repaid, BORROWER’s payment to BANK of EXCESS CASH FLOW shall no longer be required. Such annual payment shall not release BORROWER from making any payment of principal or interest otherwise required by this AGREEMENT. No payment of EXCESS CASH FLOW shall be the cause of a payment to BANK for interest rate breakage fees or otherwise result in any prepayment fee.

3.	BORROWER certifies by its execution hereof that the representations and warranties set forth in Section 5 of the AGREEMENT are true as of this date, and that no EVENT OF DEFAULT under the AGREEMENT, and no event winch, with the giving of notice or passage of time or both, would become such an EVENT OF DEFAULT, has occurred as of this date.

4.	Except as amended hereby the parties ratify and confirm as binding upon them all of the terms of the AGREEMENT.
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     IN WITNESS whereof the parties set their hands as of the date first written above.

First National Bank of Omaha		Red Trail Energy, LLC

By:	Chris Reiner Chris Reiner	By: Name:	/s/ Mike Appert Mike Appert

	Commercial Loan Officer	Title:	Chairman

And

		By:	/s/ Roger Berglund

		Name:	Roger Berglund

		Title:	Treasurer

STATE OF NORTH DAKOTA	)
)ss.
COUNTY OF STARK	)
On this 29 day of November, 2007, before me, the undersigned Notary Public, personally appeared Chairman, the Mike Appert of Red Trail Energy, LLC on behalf of said entity, and each acknowledged that he executed the foregoing Amendment to Loan Agreement as his voluntary act and deed and that of Red Trail Energy, LLC,

/s/ Deell Hoff

STATE OF NORTH DAKOTA	)	Notary Public
	)ss.	DEELL HOFF
COUNTY OF STARK	)	Notary Public
State of North Dakota
My Commission Expires Oct. 21, 2011
On this 29 day of November, 2007, before me, the undersigned Notary Public, personally appeared Roger Berglund the Treasurer of Red Trail Energy, LLC on behalf of said entity, and each acknowledged that he executed the foregoing Amendment to Loan Agreement as his voluntary act and deed and that of Red Trail Energy, LLC.

/s/ Deell Hoff

Notary Public
DEELL HOFF
Notary Public
State of North Dakota
My Commission Expires Oct. 21, 2011